Exhibit 99.3

Annual Meeting of Shareholders Thursday, April 25, 2013
2012
Carl D. Culp Executive Vice President Chief Financial Officer
Total Assets Total Assets Asset Growth of 16% since 2010 Note: Dollars in thousands
Net Loans Net Loans Note: Dollars in thousands
Low Cost and Predominantly Core Deposit Funding Core Deposit Funding Core Deposit Funding (CHART) Note: Dollars in thousands
Return on Average Assets Source: SNL Financial 1. Publicly traded banks with headquarters in Ohio.
Return on Average Equity Return on Average Equity Continue to out-perform Ohio publicly traded banks. Source: SNL Financial 1. Publicly traded banks with headquarters in Ohio.
Net Interest Margin Net Interest Margin Source: FDIC 1. Commercial Banks with assets between $1 billion and $3 billion.
Yield on Earning Assets Yield on Earning Assets Source: FDIC 1. Commercial Banks with assets between $1 billion and $3 billion.
Cost of Funds Cost of Funds Source: FDIC 1. Commercial Banks with assets between $1 billion and $3 billion.
Growing and Diverse Revenue Stream (CHART) Fee income is less credit risk sensitive than interest income Farmers capitalizes on relationship management Trust income accounts for almost half of last twelve months non-interest income
Efficiency Ratio Efficiency Ratio Source: SNL Financial 1. Publicly traded banks with headquarters in Ohio.
Diverse loan mix No national lending No sub-prime lending Farmers' practice is to lend primarily within its market area Less than 1% of loan portfolio is participations purchased Only 2.1% of loan portfolio is construction loans Loan Portfolio Mix (December 31, 2012) Overview of Loan Portfolio Note: Dollars in thousands (CHART)
Net Charge-Offs to Average Loans Net Charge-Offs to Average Loans Source: FDIC 1. Commercial Banks with assets between $1 billion and $3 billion.
Non-performing Assets as a % of Total Assets as of 12/31/12 of Total Assets as of 12/31/12 of Total Assets as of 12/31/12 1. Source: SNL Financial. Publicly traded banks with headquarters in Ohio. 2. Source: FDIC. Bank Holding Companies with assets between $1 billion and $3 billion.
Highlights of First Quarter 2013 Noninterest income increased 6% from first quarter of 2012 Net income for first quarter of 2013 is $2.0 million compared to $2.5 million for first quarter of 2012 Nonperforming loans decreased from $11 million at March 31, 2012 to $7.4 million at March 31, 2013 Stockholders' equity increased 5% from March 31, 2012 to March 31, 2013 121 consecutive quarters of positive earnings
John S. Gulas President & Chief Executive Officer
FMNB in Review Last two calendar year total shareholder return: 79% 2012 Stock Price Appreciation: 25.25% Dividend Yield $0.18 or 3.64% yield on 12/31/11 stock price of $4.95 $0.18 or 2.90% yield on 12/31/12 stock price of $6.20
FMNB Stock Performance
Stock Valuations: Economies of Scale
2012 Strategic Initiatives Deploy Capital and Expand Asset Base with Loan Products Special Dividend Share Buy Back Approved 3% Loan Growth in the 4th Quarter SBA SWAP New Facilities Howland McClurg Canton
Howland
McClurg
Canton
Coming Soon...Alliance Branch Coming Soon...Alliance Branch
Alliance Branch Alliance Branch Located across the street from the University of Mount Union campus Newly constructed university development coupled with graduate housing Student Population Growth Mount Union's undergraduate enrollment has nearly doubled in the past few decades, increasing from approximately 1,300 in 1990 to more than 2,200 today. This fall, Mount Union welcomed a new student class of 679 to campus, with students representing 13 countries, 20 states and 53 counties in Ohio. Student enrollment from the Farmers market area Columbiana - 6% Mahoning - 5% Trumbull - 3% Stark - 17% Connects Farmers' branches from Damascus to Canton
Alliance Branch
2012 Strategic Initiatives Expand Fee Based Business Launched Private Client Services in October, 2012 New Deposits: $20,940,000 Loans: $6,973,562 Farmers National Investments Referrals: $796,236 Farmers Trust Company Referrals: $992,000 Secondary Mortgage 2012 Fee Income on Mortgage Loans: $598,000 SWAP Program 2012 SWAP Fee Income: $67,843 Farmers Trust Company Growth $972 million 60% growth since acquisition in March 2009 Farmers National Investments Growth 9.6% increase in income from Investment Commissions Assets Under Management: $201,049,210
2012 Strategic Initiatives Leverage Technology BPM Deposit Account Opening Work Flows Straight-through Processing Implemented Mobile Banking Application Instant Issue Debit Card System Cash Recycler Technology
Instant Issue Debit Cards Instant Issue Debit Cards
2012 Strategic Initiatives Brand Awareness to Acquire Customers 125 Year Anniversary Celebration Switch Campaign Billboard
125 Year Anniversary 125 Year Anniversary
Switch Campaign
Billboard Billboard
2012 Strategic Initiatives Risk Management and Asset Quality Reduced classified assets by 32% Reduced loan provision from $3.65 million in 2011 to $725 thousand in 2012
2012 Strategic Initiatives Attract, Develop and Retain Quality People Successfully recruited and hired: Chief Lending Officer Chief Risk Officer Corporate Facilities Manager Introduced new Profit-Sharing program Completed creation of all Performance-based Annual Performance Review documents Farmers' United Way Committee grew contributions in 2012 for a 41% increase over previous year campaign with total pledges of more than $29,000
2013 Strategic Initiatives Retain, Support, Develop and Attract Quality Associates Loan Growth Expand Non-interest Income Leverage Technology to Enhance Service and Minimize Risk Focus on Enterprise Risk Management and Maintain Asset Quality Continued Leverage of our Brand and Product
Challenges in 2013 Net Interest Margin Regulatory Compliance Loan Growth Economy
Downtown Vision
Questions and Answers